Exhibit 22.1
List of Subsidiary Guarantors and Issuers
of Guaranteed Securities

As of December 31, 2025, the following entities guarantee the notes issued by ONEOK, Inc. (the "ONEOK Notes") and ONEOK Partners, L.P. (the "ONEOK Partners Notes").

Entity	Jurisdiction of Incorporation or Organization	ONEOK Notes	ONEOK Partners Notes
ONEOK, Inc.	Oklahoma	Issuer	Guarantor
ONEOK Partners, L.P.	Delaware	Guarantor	Issuer
ONEOK Partners Intermediate Limited Partnership	Delaware	Guarantor	Guarantor
Magellan Midstream Partners, L.P.	Delaware	Guarantor	Guarantor
Elk Merger Sub II, L.L.C.	Delaware	Guarantor	Guarantor
EnLink Midstream Partners, L.P.	Delaware	Guarantor	Guarantor

As of December 31, 2025, the ONEOK Notes consisted of the following securities:

Issued under the Indenture dated as of September 24, 1998
6.875% Debentures due 2028
Issued under the Indenture dated as of December 28, 2001
6.00% Notes due 2035
Issued under the Indenture dated as of April 19, 2007
6.40% Senior Notes due 2037
Issued under the Indenture dated as of August 11, 2010
3.25% Senior Notes due 2030
4.20% Senior Notes due 2042
5.15% Senior Notes due 2043
4.20% Senior Notes due 2045
4.25% Senior Notes due 2046
4.20% Senior Notes due 2047
4.85% Senior Notes due 2049
3.95% Senior Notes due 2050
Issued under the Indenture dated as of January 26, 2012
5.550% Notes due 2026
4.000% Notes due 2027
4.25% Notes due 2027
4.55% Notes due 2028
5.650% Notes due 2028
4.35% Notes due 2029
3.40% Notes due 2029
4.40% Notes due 2029
3.100% Notes due 2030
5.800% Notes due 2030
6.350% Notes due 2031
4.75% Notes due 2031
6.10% Notes due 2032
4.95% Notes due 2032
6.050% Notes due 2033
5.05% Notes due 2034
5.40% Notes due 2035
4.950% Notes due 2047
5.20% Notes due 2048
4.45% Notes due 2049
4.500% Notes due 2050
7.150% Notes due 2051
6.625% Notes due 2053

Exhibit 22.1

5.70% Notes due 2054
6.25% Notes due 2055
5.85% Notes due 2064

Issued under the Indenture dated as of March 19, 2014
4.85% Senior Notes due 2026
5.6% Senior Notes due 2044
5.05% Senior Notes due 2045
5.45% Senior Notes due 2047

Issued under the Indenture dated as of April 9, 2019
5.375% Senior Notes due 2029

Issued under the Indenture dated as of December 17, 2020
5.625% Senior Notes 2028

Issued under the Indenture dated as of August 31, 2022
6.5% Senior Notes due 2030

Issued under the Indenture dated as of August 15, 2024
5.65% Senior Notes due 2034
As of December 31, 2025, the ONEOK Partners Notes consisted of the following securities:

Issued under the Indenture dated as of September 25, 2006
6.65% Senior Notes due 2036
6.85% Senior Notes due 2037
6.125% Senior Notes due 2041
6.200% Senior Notes due 2043

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